Exhibit 99.1

Contacts:	Daniel J. Kohl, President/CEO
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580

Brian Ritchie, Noonan Russo
(212) 845-4269

PSA Healthcare Announces

Second Quarter Results for Fiscal Year 2006

Norcross, GA. — (BUSINESS WIRE) — May 10, 2006 . . . Pediatric Services of America, Inc. d/b/a/ PSA Healthcare (Nasdaq: PSAI) announced today financial results for the second quarter of fiscal year 2006.

Recent corporate developments and the highlights of PSA’s results for the second quarter ended March 31, 2006 include:

•	Entered into a definitive agreement to purchase select assets of Melmedica Children’s Healthcare, Inc., an Illinois corporation;

•	Increased nursing hours staffed by 3.5%, to 806,000 hours from 779,000 hours in first quarter; and

•	Completed the accounting and pharmacy service obligations under the Transition Services Agreement with Accredo Health, Inc. and are on schedule to complete all service responsibilities by May 31, 2006, which will allow PSAI to focus solely on growing its existing businesses.

For the second quarter of fiscal 2006, net revenue from continuing operations increased $1,269,000 to $43,502,000 as compared to $42,233,000 in the first quarter of fiscal year 2006. Net income was $598,000 in the second quarter of fiscal year 2006 as compared to $24,182,000 for the first quarter of fiscal year 2006. Diluted net income per share was $0.08 in the second quarter of fiscal year 2006 as compared to $3.33 in the first quarter of fiscal year 2006. Net income for the first quarter of fiscal 2006 includes $777,000 of income, net of tax, from discontinued operations and a $24,579,000 gain, net of tax, on disposal of our discontinued operations. In addition, an expense of approximately $837,000 was recorded in the first quarter of fiscal 2006 for the write-off of the deferred financing fees and call premium related to the full redemption of the 10% Senior Subordinated Notes due 2008 and termination of the credit agreement with GE Capital Corp.

“We are pleased to announce that we have entered into an agreement to acquire the pediatric nursing services business of Melmedica Children’s Healthcare, Inc., and we remain focused on the pipeline of potential acquisition targets we have in place,” said Daniel J. Kohl, President and CEO of PSAI. “In addition, our nurse recruiting programs seem to be having a positive impact on nursing hours staffed, our PPEC business is performing well and cash collections continue to be strong. As such, the trends of our core businesses seemed headed in the right direction.”

For fiscal year 2006, PSAI continues to expect that earnings from continuing operations will be in the range of $0.16-$0.19.

Conference Call

A conference call to discuss these results has been scheduled for Wednesday, May 10, 2006 at 11:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press the asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available until May 24, 2006 by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the Pediatric Services of America, Inc. Earnings Call, Passcode: 8012072 #.

PSA provides comprehensive pediatric home health care services through a network of over 100 branch offices in 19 states, including satellite offices and branch office start-ups. Through these offices PSA provides a combination of services, including pediatric private duty nursing (PDN), pediatric day treatment centers (PPECs) and respiratory therapy and equipment services (RTES). Additional information on PSA may be found on the Company’s website at http://www.psakids.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of PSA Healthcare, Inc. (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “will,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Pharmacy Business, the integration of the Melmedia acquisition, the Company’s ability to collect for equipment sold or rented, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, competitive bidding, HIPAA regulations, Average Wholesale Price (“AWP”) reductions, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PEDIATRIC SERVICES OF AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended
		March 31, 2006		December 31, 2005
Net revenue		$43,502		$42,233
Costs and expenses:
Costs of goods and services (exclusive of depreciation shown separately below)		22,300		21,531
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits		9,031		8,996
Business insurance		1,966		1,646
Overhead		3,784		3,666

Other operating costs and expenses		14,781		14,308
Corporate, general and administrative
Salaries, wages and benefits		3,329		3,750
Business insurance		59		64
Professional services		1,044		894
Overhead		675		719

Corporate, general and administrative		5,107		5,427
Provision for doubtful accounts		19		445
Depreciation and amortization		1,013		995

Total costs and expenses		43,220		42,706

Operating income (loss)		282		(473)
Other income		5		3
Loss on early extinguishment of debt		—		(837)
Interest income		626		385
Interest expense		(4)		(560)

Income (loss) from continuing operations before income tax expense (benefit)		909		(1,482)
Income tax expense (benefit)		334		(308)

Income (loss) from continuing operations		575		(1,174)
Discontinued operations:
Income from discontinued operations before income tax expense	—		1,281
Income tax expense	—		504

Income from discontinued operations		—		777

Gain on disposal of discontinued operations before income tax expense	38		40,524
Income tax expense	15		15,945

Gain on disposal of discontinued operations		23		24,579

Net income		$598		$24,182

Income per share data:
Basic net income per share data:
Income (loss) from continuing operations		$0.08		$(0.16)
Income from discontinued operations		—		0.11
Gain on disposal of discontinued operations		0.00		3.38

Net income		$0.08		$3.33

Diluted net income per share data:
Income (loss) from continuing operations		$0.08		$(0.16)
Income from discontinued operations		—		0.11
Gain on disposal of discontinued operations		0.00		3.38

Net income		$0.08		$3.33

Weighted average shares outstanding:
Basic		7,372		7,269

Diluted		7,372		7,269

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

	March 31, 2006	December 31, 2005
Cash and cash equivalents	$57,458	$64,272
Accounts receivable, less allowance for doubtful accounts	26,102	25,760
Total stockholders’ equity	100,918	98,304

	Nursing	PPEC	Respiratory Therapy, Equipment and Services	Consolidated Total
Three Months Ended March 31, 2006
Net revenue	$26,404	$2,799	$14,299	$43,502

Costs of goods and services (exclusive of depreciation shown separately below)

Nursing and therapist salaries, wages, benefits and supplies	17,341	126	322	17,789
Pharmacy product and supplies	—	—	1,763	1,763
Disposables/Supplies	12	15	2,721	2,748

Total cost of goods and services	17,353	141	4,806	22,300
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,408	1,502	4,121	9,031
Business Insurance	1,302	106	558	1,966
Overhead	1,400	441	1,943	3,784

Total operating costs and expenses	6,110	2,049	6,622	14,781

Provision for doubtful accounts	106	(46)	(41)	19
Depreciation	38	46	767	851

Branch office contribution margin	$2,797	$609	$2,145	$5,551

Three months ended December 31, 2005

Net revenue	$25,375	$2,558	$14,300	$42,233

Costs of goods and services (exclusive of depreciation shown separately below)

Nursing and therapist salaries, wages, benefits and supplies	16,771	136	226	17,133
Pharmacy product and supplies	—	—	1,722	1,722
Disposables/Supplies	13	8	2,655	2,676

Total cost of goods and services	16,784	144	4,603	21,531
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,380	1,421	4,195	8,996
Business Insurance	1,103	93	450	1,646
Overhead	1,434	424	1,808	3,666

Total operating costs and expenses	5,917	1,938	6,453	14,308

Provision for doubtful accounts	(38)	43	440	445
Depreciation	40	45	753	838

Branch office contribution margin	$2,672	$388	$2,051	$5,111

	Three Months Ended March 31, 2006	Three Months Ended December 31, 2005
Total profit for reportable segments	$5,551	$5,111

Corporate, general and administrative	(5,107)	(5,427)
Corporate depreciation and amortization	(162)	(157)
Other income	5	3
Loss on early extinguishment of debt	—	(837)
Interest income	626	385
Interest expense	(4)	(560)

Income (loss) from continuing operations, before income tax expense (benefit)	$909	$(1,482)